Balance sheet
for 4Q2014
PJSC CB “PRIVATBANK”
(UAH thousand)
Item	Reporting period	Previous period
1	2	3
ASSETS
Cash and cash equivalents	27 075 551	32 157 251
Mandatory reserves with NBU	759	1 565 643
Trading securities	29	18
Other financial assets designated at fair value through profit or loss	-	-
Due from other banks, including:	1 220 106	3 486 203
in foreign currency	1 220 106	3 486 203
impairment provisions	(65 145)	(58 697)
Loans and advances to customers, including:	161 338 726	142 548 092
Loans and advances to legal entities, including:	139 212 152	118 778 718
in foreign currency	49 125 672	27 700 511
impairment provisions	(11 809 956)	(17 214 350)
Loans and advances to individuals, including:	22 126 574	23 769 374
in foreign currency	1 154 143	1 162 462
impairment provisions	(11 599 784)	(6 496 719)
Investment securities available-for-sale, including:	981 142	440 168
impairment provisions	(2 654)	(2 789)
Investment securities held to maturity, including:	141 917	72 237
impairment provisions	-	-
Investments in associated companies and subsidiaries	681 041	1 257 040
Investment real estate	10 416	13 728
Current income tax prepayment	77 416	-
Deferred income tax asset	8 242	12 475
Fixed and intangible assets	3 028 435	2 737 191
Other financial assets, including:	9 275 042	29 828 737
impairment provisions	(210 688)	(90 582)
Other assets, including:	183 659	328 653
impairment provisions	(13 079)	(1 418)
Non-current assets held for sale (or disposal groups)	562 522	43 421
Total assets, including:	204 585 003	214 490 857
in foreign currency	81 362 137	84 895 391
LIABILITIES
Due to other banks, including:	22 761 861	8 896 631
in foreign currency	1 834 160	4 067 001
Customer accounts, including:	141 338 369	133 551 100
Accounts of legal entities, including:	33 628 054	26 839 471
in foreign currency	19 894 729	11 367 659
demand accounts of legal entities, including:	16 768 423	17 669 439
in foreign currency	7 539 376	5 911 907
Accounts of individuals, including:	107 710 315	106 711 629
in foreign currency	56 562 854	45 913 335
demand accounts of individuals, including:	20 354 559	18 308 804
in foreign currency	5 550 617	2 884 400
Debt securities in issue, including:	2 015 694	7 990 548
in foreign currency	-	-
Other borrowed funds	6 096 209	3 343 011
Current income tax liability	6 645	-
Deferred income tax liability	229 315	79 254
Provisions for liabilities	51 281	37 241
Other financial liabilities	2 848 240	35 969 059
Other liabilities	1 189 432	954 436
Subordinated debt	5 351 598	3 357 956
Liabilities directly associated with disposal groups held for sale	-	-
Total liabilities, including:	181 888 644	194 179 236
in foreign currency	89 857 546	93 671 108
EQUITY
Share capital	18 100 740	16 352 079
Share premium	19 709	19 709
Contributions received for new shares issued but not registered	1 000 413	-
Retained earnings	882 083	1 926 082
Reserves and other funds	1 445 109	1 326 567
Revaluation reserve	1 248 305	687 184
Total equity	22 696 359	20 311 621
Total liabilities and equity	204 585 003	214 490 857

Profit and loss statement
for the 4th quarter of 2014
PJSC CB "PRIVATBANK"
				(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
1	2	3	4	5
Interest income	7,959,652	29,185,014	6,057,189	22,246,140
Interest expenses	(5,303,038)	(18,837,048)	(3,863,630)	(13,801,979)
Net interest income/(Net interest expenses)	2,656,614	10,347,966	2,193,559	8,444,161
Commission income	1,182,363	3,912,756	1,056,861	3,611,719
Commission expenses	(332,867)	(1,042,671)	(224,802)	(1,055,163)
Result from trade operations with securities in the trading portfolio of the bank	(7)	4	10	(2)
Result from fair value hedging operations	-	-	-	-
Result from revaluation of other financial instruments accounted at fair value, with recognition of result of revaluation in the financial results	-	-	-	-
Result of securities sale in the bank portfolio for sale	-	191,897	656	1,894
Result from foreign exchange operations	(121,992)	1,289,592	348,089	562,708
Result from revaluation of foreign currency	(1,509,675)	(2,441,422)	(25,923)	(133,795)
Result from revaluation of investment property objects	1,107	1,107	-	-
Profit/(loss) that arises during initial recognition of financial assets at interest rate which is higher or lower than the market rate	-	-	-	-
Profit/(loss) that arises during initial recognition of financial liabilities at interest rate which is higher or lower than the market rate	-	-	-	-
Deductions to reserves for impairment of loans and funds in other banks	164,590	(2,500,751)	(1,262,495)	(2,630,115)
Deductions to reserve for impairment of accounts receivable and other financial assets	640,133	(164,392)	(14,930)	(40,927)
Impairment of securities in the bank portfolio for sale	(26,960)	(607,505)	-	1
Impairment of securities in the bank portfolio held to maturity	-	-	-	-
Deductions to reserve for liabilities	42,288	(10,831)	20,920	2,433
Other operating income	122,999	253,069	15,056	57,463
Administrative and other operational expenses	(2,333,560)	(8,161,357)	(1,944,492)	(6,668,650)
Share in profit/(loss) of associates	-	-	-	-
Profit/(loss) before taxation	485,033	1,067,462	162,509	2,151,727
Income tax expense	(162,953)	(318,426)	(21,162)	(278,335)
Profit/(loss) from continuing activity	322,080	749,036	141,347	1,873,392
Profit/(loss) from terminated activity after taxation	-	-	-	-
Profit/(loss)	322,080	749, 036	141,347	1,873,392
Profit/(loss) per share from continuing activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-
Profit/(loss) per share from terminated activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-

Statement of comprehensive income
for the 4th quarter of 2014
PJSC CB "PRIVATBANK"
			(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
Profit/(loss) for the year	322,080	749,036	141,347	1,873,392
OTHER COMPREHENSIVE INCOME:	-	-	-	-
Revaluation of securities in the bank portfolio for sale	316,859	540,839	70,757	160,123
Revaluation of fixed assets and intangible assets	123,542	196,783	-	-
Result of revaluation on hedging operations	-	-	-	-
Accumulated exchange rate differences from translation into the reporting currency	-	-	-	-
Share of other comprehensive income of an associated company	-	-	-	-
Income tax related to other comprehensive income	(93,542)	(111,139)	(9,041)	(20,417)
Other comprehensive income after taxation	346,859	626,483	61,716	139,706
Total comprehensive income for the year, including:	668,939	1,375,519	203,063	2,013,098
attributable to owners of the bank	-	-	-	-
attributable to non-controlling interests	-	-	-	-

Note "Dividends"
for the 4th quarter of 2014
PJSC CB "PRIVATBANK"
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		on ordinary shares	on preferred shares	on ordinary shares	on preferred shares
1	Balance as of the beginning of the period	-	-	-	-
2	Dividends approved to be paid during the period	-	-	-	-
3	Dividends paid during the period	-	-	-	-
4	Balance as of the end of the period	-	-	-	-
5	Dividends per share approved to be paid during the period	-	-	-	-

	Note "Potential liabilities of the bank"
	for the 4th quarter of 2014
	PJSC CB "PRIVATBANK"

Table 1. Future minimal rent payments under trouble-free operating leasing (rent) agreement
			(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Up to 1 year	15,707	41,430
2	From 1 to 5 years	511,380	580,636
3	Over 5 years	187,359	225,675
4	Total	714,446	847,741

	Note "Potential liabilities of the bank"
	for the 4th quarter of 2014
	PJSC CB "PRIVATBANK"

Table 2. Structure of lending commitments
		(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Lending commitment given	-	-
2	Undisbursed credit facilities	28,252,251	41,928,874
3	Export letters of credit	-	-
4	Import letters of credit	905,344	1,111,924
5	Guarantees issued	1,837,691	911,297
6	Reserve for lending related commitments	(51,281)	(37,241)
7	Total lending related commitments net of reserve	30,944,005	43,914,854

	Note "Potential liabilities of the bank"
	for the 4th quarter of 2014
	PJSC CB "PRIVATBANK"

Table 3. Lending commitments in terms of currencies
		(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	UAH	28,854,046	41,081,319
2	USD	1,838,771	2,639,808
3	Euro	241,194	179,634
4	Other	9,994	14,093
5	Total	30,944,005	43,914,854

	Note "Potential liabilities of the bank"
	for the 4th quarter of 2014
	PJSC CB "PRIVATBANK"

Table 4. Assets pledged without ceasing to be recognized
					(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		assets pledged	collateral for liability	assets pledged	collateral for liability
1	2	3	4	5	6
1	Trading securities	-	-	-	-
2	Securities in the bank portfolio for sale	-	-	-	-
3	Securities in the bank portfolio held to maturity	-	-	-	-
4	Investment property	-	-	-	-
5	Fixed assets	1,623,411	11,780,814	7,951,013	3,472,210
6	Other	53,933,460	-	3,290,106	-
7	Total	55,556,871	11,780,814	11,241,119	3,472,210

	Note "Certain performance indicators of the bank for the 4th quarter of 2014"
	PJSC CB "PRIVATBANK"

Line	Name of item	As of the reporting date	Regulatory indicators
1	2	3	4
1	Regulatory capital of the bank (thousands of UAH)	22,021,939	120,000
2	Sufficiency (adequacy) of the regulatory capital (%)	11.18	not less than 10%
3	Regulatory capital-total assets ratio (%)	-	not less than 9%
4	Current liquidity (%)	83.91	not less than 40%
5	Maximum credit exposure per one counterparty (%)	20.23	not more than 25%
6	Large credit exposures (%)	174.13	not more than 800%
7	Maximum amount of loans, guarantees and sureties granted to one insider (%)	1.83	not more than 2%
8	Maximum total amount of loans, guarantees and sureties granted to insiders (%)	3.94	not more than 10%
9	Return on assets (%)	0.37
10	Credit operations classified under Quality Category I (thousands of UAH)	73,797,025	х
10.1	Reserve formed for such operations (thousands of UAH)	466,887	х
11	Credit operations classified under Quality Category II (thousands of UAH)	123,803,229	х
11.1	Reserve formed for such operations (thousands of UAH)	2,328,108	х
12	Credit operations classified under Quality Category III (thousands of UAH)	15,807,932	х
12.1	Reserve formed for such operations (thousands of UAH)	3,303,226	х
13	Credit operations classified under Quality Category IV (thousands of UAH)	6,949,810	х
13.1	Reserve formed for such operations (thousands of UAH)	3,113,430	х
14	Credit operations classified under Quality Category V (thousands of UAH)	15,974,098	х
14.1	Reserve formed for such operations (thousands of UAH)	14,465,439	х
15	Net profit per ordinary share (UAH)	-	х
16	Dividends paid for 2013 per one:	-	х
16.1	Ordinary share	-	х
16.2	Preferred share	-	х
17	List of the bank's members (shareholders) which own directly or indirectly 10% or more of the bank's authorized capital	Gennady Borysovych Bogoliubov	direct participation - 36.98%

		Igor Valeriyovych Kolomoisky	direct participation - 36.98%
		TRIANTAL INVESTMENTS LTD	direct participation - 16.23%